                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE   PAGE 1

                        --------------------------------



        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "MICROPROBE CORPORATION" FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 1992, AT 4:30 O'CLOCK P.M.


                              * * * * * * * * * *








                                     /s/ WILLIAM T. QUILLEN
                           [SEAL]        -----------------------------
                                         William T. Quillen, Secretary of State

                                         AUTHENTICATION:  *4084748
                                                   DATE:  10/04/1993

                                             EXHIBIT 3
                                             EPOCH PHARMACEUTICALS, INC.
                                             QUARTERLY REPORT ON FORM 10-QSB

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                             MICROPROBE CORPORATION




        MicroProbe Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), does hereby certify:

        1. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 14, 1985.

        2. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 31, 1991.

        3. The following Amended and Restated Certificate of Incorporation was duly proposed by the Board of Directors of the Corporation. In lieu of a meeting of the stockholders, written consent has been given for the adoption of said Amended and Restated Certificate of Incorporation pursuant to the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and written notice of the taking of such corporate action has been given as provided in said Section 228.

                                 ARTICLE 1. NAME

        The name of the Corporation is MicroProbe Corporation.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

        The address of the registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3. PURPOSES

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                ARTICLE 4. SHARES

        The total number of shares which the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares, with a par value of $.01 per share, all of which shall be Common Stock.

        Upon the effectiveness of this Amended and Restated Certificate of Incorporation, (i) each outstanding share of Series 1 Preferred Stock shall be converted and reclassified as one share of Common Stock, and (ii) each outstanding share of Series 2 Preferred Stock shall be converted and reclassified as one share of Common Stock.

                               ARTICLE 5. BY-LAWS

        The Board of Directors shall have the power to adopt, amend or repeal the By-laws of the Corporation, subject to the power of the stockholders to amend or repeal such By-laws. The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation.

                        ARTICLE 6. ELECTION OF DIRECTORS

        Written ballots are not required in the election of Directors.

                          ARTICLE 7. PREEMPTIVE RIGHTS

        No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

                          ARTICLE 8. CUMULATIVE VOTING

        The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Corporation.

              ARTICLE 9. AMENDMENTS TO CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, any of the provisions contained in this Certificate of Incorporation, and the rights of the stockholders of the Corporation are granted subject to this reservation.

                  ARTICLE 10. LIMITATION OF DIRECTOR LIABILITY

        To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages. Any amendment to or repeal of this Article 10 shall not adversely affect any right or protection of a Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

        IN WITNESS WHEREOF, the undersigned have signed their names and affirm, under penalties of perjury, that the statements herein are true and that this instrument is the act and deed of MicroProbe Corporation as of this 28th day of April, 1992.

                                  MICROPROBE CORPORATION



                                  By /s/ John L. Bishop
                                    -------------------------------------------
                                     John L. Bishop, Chairman
                                     and Chief Executive Officer

Attest:



/s/ Gregory Sessler
------------------------------
Gregory Sessler, Secretary

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE   PAGE 1

                        --------------------------------




        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MICROPROBE CORPORATION" FILED IN THIS OFFICE ON THE TWELFTH DAY OF JANUARY, A.D. 1993, AT 3 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * * * *







                                      /s/ William T. Quillen
                     [SEAL]               ------------------
                                          William T. Quillen, Secretary of State

                                           AUTHENTICATION:  #4084751

                                                     DATE:  10/04/1993

                                                                       EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             MICROPROBE CORPORATION



                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware





        MICROPROBE CORPORATION (the "Corporation"), organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST: That the Board of Directors of the Corporation, by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                "RESOLVED, that Article 4 of the Restated Certificate of Incorporation of Microprobe Corporation, a Delaware corporation (the "Corporation") is hereby amended to read in full as follows:

                         'The total number of shares which the Corporation is
                authorized to issue is Twenty Million (20,000,000) shares, with a par value of $.01 per share, all of which shall be Common Stock.

                         Upon the filing of this Certificate of Amendment with
                the Secretary of State of the State of Delaware, each share of Common Stock of the Corporation, $.01 par value, that is issued and outstanding immediately prior to the filing of this Certificate of Amendment, shall be converted, without any other action on the part of the respective stockholders thereof, into .02 shares of Common Stock, $.01 par value. The Corporation shall not issue fractional shares with respect to such conversion, but shall pay in cash in lieu thereof an amount equal to Four Dollars ($4.00) times the fraction of a share a stockholder would otherwise be entitled to receive.'"

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, in accordance with Section 228 of the General Corporation Law of the State of Delaware, holders of the necessary number of shares of the Common Stock of the Corporation as required by statute and the Restated Certificate of Incorporation, consented in writing to the amendment and written notice thereof was provided to stockholders who did not so consent.

        THIRD: That the said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested by its Secretary this 31st day of December, 1992.



                                  /s/ John L. Bishop
                                  ---------------------------------------------
                                  John L. Bishop, Chairman and
                                  Chief Executive Officer


ATTEST:



/s/ Gregory Sessler
--------------------------------
Gregory Sessler, Secretary

                               STATE OF DELAWARE
                                                                      PAGE 1
                        OFFICE OF THE SECRETARY OF STATE


                         -----------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MICROPROBE CORPORATION", CHANGING ITS NAME FROM "MICROPROBE CORPORATION" TO "EPOCH PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF DECEMBER, A.D. 1995, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                                        /s/ Edward J. Freel
                            [SEAL]     -------------------------------------
                                       Edward J. Freel, Secretary of State


                                           AUTHENTICATION:  7734076
                                                     DATE:  12-04-95

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MICROPROBE CORPORATION,
                             A DELAWARE CORPORATION



         MicroProbe Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The Board of Directors of the Corporation, pursuant to a meeting held on September 12, 1995, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the
Corporation:

                  RESOLVED, that the Certificate of Incorporation of this Corporation is hereby amended by changing ARTICLE 1 thereof to read in full as follows:

                                   "ARTICLE 1

                  The name of this Corporation is Epoch Pharmaceuticals, Inc."

         2. The foregoing amendment has been approved pursuant to a meeting of the Board of Directors of the Corporation in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         3. The foregoing amendment has been duly adopted by the stockholders of the Corporation at a special meeting held on November 28, 1995 in accordance with the applicable provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, MicroProbe Corporation has caused this Certificate of Amendment to be signed by Sanford S. Zweifach, its Secretary, this 28th day of November, 1995.


                                  MICROPROBE CORPORATION


                                  By: /s/ Sanford s. Zweifach,
                                     -------------------------------------------
                                     Sanford S. Zweifach,
                                           Secretary

                               STATE OF DELAWARE
                                                                      PAGE 1
                        OFFICE OF THE SECRETARY OF STATE


                         -----------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EPOCH PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                          [GREAT SEAL OF THE DELAWARE]




                                        /s/ Edward J. Freel
                           [SEAL]       -------------------------------------
                                        Edward J. Freel, Secretary of State


                                           AUTHENTICATION:  8131930
                                                     DATE:  10-03-95

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           EPOCH PHARMACEUTICALS, INC.



         EPOCH PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at its Annual Meeting. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article 4 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety:

                           "ARTICLE 4: The total number of shares of stock which
                  the Corporation shall have the authority to issue is forty million (40,000,000) shares, consisting of a class of ten million (10,000,000) shares of Preferred Stock par value $.01 per share, and a class of thirty million (30,000,000) shares of Common Stock par value $.01 per share, (the Preferred Stock, par value $.01 per share, being herein referred to as 'Preferred Stock'; and the Common Stock, par value $.01 per share, being herein referred to as 'Common Stock'). The Board of Directors is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participation, optional or other special rights, if any, of the shares to each such series and the qualifications, limitations and restrictions thereof, if any, with respect to each such series of Preferred Stock."

         SECOND: That thereafter, pursuant to resolution of the Board of Directors, the Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 and 242 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Sanford S. Zweifach, its President, this 27th day of September, 1996.

                                  EPOCH PHARMACEUTICALS, INC.



                                  By: /s/ Sanford S. Zweifach
                                     ------------------------------------------
                                     Sanford S. Zweifach, President

                                        2